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                     TRANSPORT CORPORATION OF AMERICA, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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_________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 22, 2003

_________________

        Notice is hereby given that the Annual Meeting of Shareholders of Transport Corporation of America, Inc. will be held at Transport Corporation of America, Inc. corporate headquarters at 1715 Yankee Doodle Road, Eagan, Minnesota, on Thursday, May 22, 2003 at 9:00 a.m. for the following purposes:

1.	To elect five Directors; and

2.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on April 2, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

John R. Houston Secretary

Eagan, Minnesota
April 15, 2003

To assure your representation at the Annual Meeting, please sign, date and return your proxy on the enclosed proxy card whether or not you expect to attend in person. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they so desire.

TRANSPORT CORPORATION OF AMERICA, INC.

1715 Yankee Doodle Road
Eagan, MN 55121

_________________

PROXY STATEMENT

Annual Meeting of Shareholders
May 22, 2003

_________________

        This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Transport Corporation of America, Inc. (“Transport America”) of proxies for the Annual Meeting of Shareholders of Transport America to be held at Transport America’s corporate headquarters, 1715 Yankee Doodle Road, Eagan, Minnesota, on Thursday, May 22, 2003 at 9:00 a.m., Central Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about April 15, 2003.

        Transport America’s Annual Report for the fiscal year ended December 31, 2002, including audited financial statements, is being mailed to shareholders concurrently with this Proxy Statement.

        The total number of shares outstanding and entitled to vote at the meeting as of April 2, 2003 consists of 7,202,246 shares of $.01 par value common stock. Each share of common stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on April 2, 2003 will be entitled to vote at the Annual Meeting.

        Shares represented by proxies properly signed, dated and returned will be voted at the Annual Meeting in accordance with the instructions set forth therein. If a proxy is properly signed but contains no such instructions, the shares represented thereby will be voted FOR the director nominees and at the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

        The presence in person or by proxy of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. An item of business will be approved if it receives the affirmative vote of the holders of a majority of the shares present and entitled to vote on that item of business. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders. Consequently, abstentions (or “withhold authority" as to directors) will have the same effect as a negative vote. If a broker indicates on a proxy that it does not have authority to vote on an item of business, the shares represented by the proxy will not be considered present and entitled to vote on that item of business and, therefore, will have no effect on the outcome of the vote.

        Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of Transport America or by attending the Annual Meeting and voting in person.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors of Transport America is currently composed of five members, all of whom are nominees for election at the Annual Meeting. It is the recommendation of Transport America’s Board of Directors that the five nominees named below be reelected as directors, to serve as directors until the next Annual Meeting of Shareholders and until their successors shall be duly elected as directors.

        Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election as directors of the nominees named below. Transport America believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

        The names and ages of the nominees, and their principal occupations and tenure as directors, are set forth below based upon information furnished to Transport America by the nominees.

		Director
Name and Age	Principal Occupation	Since

Anton J. Christianson (50)	Chairman and co-founder of Cherry Tree Companies (a	1987
	management and investment banking firm) since 1980; Active investor in private equities and micro-cap public equities for 24 years, including as Managing General Partner of Cherry Tree Investments, Inc. (a venture capital investment company and an affiliate of Cherry Tree Companies); Director for several public and private companies, including Fair Isaac & Company, Peoples Educational Holdings, Inc., Capella Education, AmeriPride Services, Inc., and Dolan Media Company.

Kenneth J. Roering (60)	Pillsbury Company — Paul S. Gerot Chair in Marketing and	1992
	Professor of Marketing in the Carlson School of Management at the University of Minnesota since September 1981; Director of Arctic Cat Inc. and Excorp Inc.

Michael J. Paxton (56)	Chairman of the Board of Transport America since July 2002;	1995
	President and Chief Executive Officer of Transport America since November 2001; President and Chief Executive Officer of Sunbeam Health and Safety Company (a manufacturer of home safety and health products and a subsidiary of Sunbeam Corporation) from September 1998 to November 2001; Chairman, President and Chief Executive Officer of O-Cedar Brands, Inc. (a household cleaning products company) from January 1996 to September 1998; President and Chief Executive Officer of Haagen-Dazs Company, Inc. (a subsidiary of Grand Metropolitan PLC) from 1992 through 1995; President of the Baked Goods Division of Pillsbury Company (a subsidiary of Grand Metropolitan PLC) from 1989 to 1992.

2

		Director
Name and Age	Principal Occupation	Since

William D. Slattery (60)	Chairman of Transport America from December 1999 through	1998
	July 2002; President of Shamrock Business Group, Inc. (a consulting and investment company based in Minneapolis, Minnesota) since October 1998; Chairman of the Cargo Division of Northwest Airlines Corporation from 1994 to April 1998; Prior to 1994, Mr. Slattery held positions at Northwest Airlines Corporation as Executive Vice President, International, from 1992 to 1994 and as Executive Vice President, Operations, from 1988 to 1992. Since 1997, Mr. Slattery has also served as the Chairman of the Board of Precision Pours, Inc., and he also serves as Director of Vinyl Art, Inc.

William P. Murnane (40)	Chief Executive Officer of Innovex, Inc., a developer and	2001
	manufacturer of flexible circuit interconnect solutions, based in Maple Plain, Minnesota, since January 2000 and President of Innovex since July 1998; Vice President and General Manager of Innovex’s flexible circuit division from 1996 to 1998;Vice President for Corporate Development for Innovex from 1995 to 1996; Chief Operating Officer of Boutwell, Owens & Co. (a Massachusetts-based privately held packaging manufacturer) from 1993 to 1995; Director of Operations for Uniform Printing and Supply, Inc. in Massachusetts from 1992 to 1993. Prior to that, Mr. Murnane held various operating and corporate planning positions during a ten-year career at United Parcel Service. Director of Innovex, Inc. and Director of KR Precision Public Company Limited, a Thailand-based provider of suspension assemblies for the disk drive industry.

        Vote Required.  The affirmative vote of a majority of the shares of Transport America’s common stock represented at the Annual Meeting in person or by proxy and entitled to vote is required for the election of the nominees.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE.

        Meetings.  During fiscal 2002, the Board of Directors met six times and acted twice through a written action. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he served.

        Board Committees.  The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee, which met four times during the last fiscal year, is currently composed of Messrs. Christianson (Chairman), Slattery and Roering. All members of Transport America’s Audit Committee are independent directors as defined by the rules of the National Association of Securities Dealers for companies listed on the Nasdaq Stock Market. The Audit Committee meets with Transport America’s independent auditors and representatives of management to review the internal and external financial reporting of Transport America, reviews the scope of the independent auditors’ examination, considers comments by the independent auditors regarding internal controls and accounting procedures and management’s response to these comments and approves any material non-audit services to be provided by Transport America’s independent auditors. The duties and responsibilities of the Audit Committee are currently being re-evaluated in light of the Sarbanes-Oxley Act of 2002. A report of the Audit Committee is contained in this Proxy Statement.

        The Compensation Committee, which met four times during the last fiscal year, is currently composed of Messrs. Slattery (Chairman), Roering and Murnane. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation, stock options and benefits of officers and employees. The Board of Directors established a Stock Grant Subcommittee of the Compensation Committee, currently composed of Messrs. Slattery and Murnane, for the purpose of granting stock options under Transport America’s 1995 Stock Plan. The Stock Grant Subcommittee acted three times through written actions during the last fiscal year.

        On May 28, 2002, the Board established a Nominating Committee which did not meet during the last fiscal year as director nominations had already been made for that year. The Nominating Committee reviews the qualifications of candidates for Board membership and approves and recommends to the Board of Directors the slate of Director candidates to be proposed for election to the Board of Directors. On February 5, 2003 the Committee, which is currently composed of Messrs. Roering (Chairman), Christianson and Murnane, met in conjunction with a Board meeting to consider and recommend nominees for this year’s Annual Meeting. Shareholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company at least ninety (90) days prior to the meeting date corresponding to the previous year’s Annual Meeting, with the submitting shareholder’s name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. The Nominating Committee will consider candidates recommended by shareholders in light of the Committee’s established criteria for Director candidates.

        Director Compensation.  During 2002, each non-employee member of the Board of Directors received $1,500 per month, plus $1,000 per meeting. Mr. Slattery received an additional $2,500 per month in recognition of his additional services as Chairman through July 2002, at which time Mr. Paxton was named Chairman of the Board. The Board intends to review and adjust Director compensation in 2003. Non-employee directors are also reimbursed for certain expenses in connection with attendance at Board and committee meetings. In addition, pursuant to Transport America’s 1995 Stock Plan, each non-employee director of Transport America automatically receives annually on the date of election or reelection as a director an option to purchase 4,000 shares of Transport America’s common stock at an option price equal to the fair market value of Transport America’s common stock on the date that the option is granted. All such options vest immediately and are exercisable at any time during the five-year term or within 30 days of the date when the director terminates his service as a director, whichever period is shorter. The Board may, in appropriate circumstances, waive or modify the requirement that a director exercise an option within 30 days of the date when the director’s services as a director terminate. The 1995 Stock Plan also permits granting of additional or alternative options to directors at the discretion of the Board.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Information

        The following table shows, for fiscal years 2002, 2001 and 2000, the cash compensation paid by Transport America, as well as certain other compensation paid or accrued for those years, to Michael J. Paxton, the Chief Executive Officer of Transport America, to the two other executive officers of Transport America whose total cash compensation exceeded $100,000 during 2002, and two additional individuals who would have been among the four most highly compensated executive officers but for the fact that they were not serving as executive officers at the end of the last fiscal year (together with Mr. Paxton, the "Named Executives”).

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Options (#)	All Other Compensation ($)(2)
Michael J. Paxton(3)	2002	350,000	50,000	(4)	26,000	118,243
Chairman, Chief Executive	2001	40,385	-0-		204,000 (5)	22,500
Officer and President

Keith R. Klein	2002	190,962	-0-		16,470	747
Chief Financial Officer and	2001	180,000	14,940		13,846	762
Chief Information Officer	2000	165,866	14,000		28,400	421

Larry E. Johnson	2002	131,058	-0-		5,500	868
Vice President of	2001	125,000	5,750		9,615	1,034
Marketing Services	2000	115,193	7,200		18,950	1,152

Jeffrey P. Vandercook(6)	2002	123,397	-0-		-0-	735
Former Vice President	2001	104,820	12,128		8,077	988
of Operations	2000	102,404	-0-		17,200	1,024

David L. Carter(6)	2002	121,994	-0-		11,824	602
Former Vice President	2001	105,000	5,880		8,077	848
of Risk Management	2000	103,077	4,000		18,950	970

_________________

(1)	Represents a bonus earned for the year in which the amount is set forth in the table, but paid the following year.

(2)	Represents company contributions to Transport America’s 401(k) Retirement Plan. With respect to Mr. Paxton, the 2002 amount also includes $115,475 in relocation expenses and $768 paid by Transport America for a term life insurance premium. The 2001 amount reflects $22,500 paid to him for services as a non-employee director prior to his election as President and Chief Executive Officer.

(3)	Mr. Paxton was elected President and Chief Executive Officer in November 2001.

(4)	Consists of $50,000 of additional guaranteed cash compensation paid to Mr. Paxton as a bonus for 2002 pursuant to his employment offer. No such guaranteed amount is payable for 2003.

(5)	Includes an option to purchase 4,000 shares granted to Mr. Paxton for services as a non-employee director prior to his election as President and Chief Executive Officer, 71,499 shares subject to an option granted under the Transport America 1995 Stock Plan and 128,501 shares subject to an individual equity compensation agreement.

(6)	Mr. Vandercook’s and Mr. Carter’s employment with Transport America terminated in October 2002 and November 2002, respectively.

5
Stock Options The following table contains information concerning individual grants of stock options to each of the Named Executives during the last fiscal year. OPTION GRANTS IN LAST FISCAL YEAR
	Individual Grants							Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
Name	Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($)	Market Price on Grant Date ($)	Expiration Date		5%	10%
Michael J. Paxton	26,000	(1)	32.18%	$5.76	$5.76	09/24/12		$94,183	$238,679
Keith R. Klein	16,470	(1)	20.39%	$5.76	$5.76	09/24/12		$59,661	$151,194
Larry E. Johnson	5,500	(1)	6.81%	$5.76	$5.76	09/24/12		$19,923	$50,490
Jeffrey P. Vandercook(2)	-0-		0.00%	N/A	N/A	N/A		N/A	N/A
David L. Carter(2)	11,824	(3)	14.63%	$5.76	$5.76	02/22/03	(3)	N/A	N/A

_________________

(1)	Becomes exercisable with respect to 25% of the shares of common stock subject to the option on September 24, 2003, 2004, 2005 and 2006.

(2)	Mr. Vandercook’s and Mr. Carter’s employment with Transport America terminated in October 2002 and November 2002, respectively.

(3)	All options expired unexercised three months after Mr. Carter’s employment with Transport America terminated in November 2002 pursuant to the terms of Transport America’s 1995 Stock Plan.

Stock Options
        The following table sets forth information with respect to the Named Executives concerning the exercise of options during 2002 and unexercised options held as of December 31, 2002:

AGGREGATED OPTION EXERCISES
 AND DECEMBER 31, 2002 OPTION VALUES

			Number of Securities Underlying Unexercised Options at 12/31/02 (#)				Value of Unexercised In-the-Money Options at 12/31/02 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable		Unexercisable		Exercisable	Unexercisable
Michael J. Paxton	-0-	-0-	66,000	(2)	176,000		-0-	-0-
Keith R. Klein	-0-	-0-	37,661		41,055		-0-	-0-
Larry E. Johnson	-0-	-0-	13,879		22,186		-0-	-0-
Jeffrey P. Vandercook(3)	-0-	-0-	12,619	(4)	14,658	(4)	-0-	-0-
David L. Carter(3)	-0-	-0-	12,619	(5)	26,482	(5)	-0-	-0-

_________________

(1)	Based on the market price of $4.90 per share of common stock on December 31, 2002.

(2)	Includes 16,000 shares subject to options granted to Mr. Paxton for services as a non-employee director prior to his election as President and Chief Executive Officer in November 2001.

(3)	Mr. Vandercook’s and Mr. Carter’s employment with Transport America terminated in October 2002 and November 2002, respectively.

(4)	All options expired unexercised three months after Mr. Vandercook’s employment with Transport America terminated in October 2002 pursuant to the terms of Transport America’s 1995 Stock Plan.

(5)	All options expired unexercised three months after Mr. Carter’s employment with Transport America terminated in November 2002 pursuant to the terms of Transport America’s 1995 Stock Plan.

6
Equity Compensation Plan Information The following table sets forth aggregate information regarding grants under all equity compensation plans of Transport America as of December 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation	391,658		$6.968	349,101
plans approved by
security holders

Equity compensation	128,501	(1)	$5.230	64,514	(2)
plans not approved by
security holders

Total	520,159		$6.539	413,615

_________________

(1)	Represents an option to purchase up to 128,501 shares of Transport America’s common stock, par value $.01 per share, pursuant to an individual equity compensation agreement between Transport America and Michael J. Paxton. The individual equity compensation agreement is a ten-year option with an exercise price of $5.23 per share, the fair market value of Transport America common stock on the date of grant. The option becomes exercisable with respect to 25% of the shares of Transport America common stock subject to the option on the first four anniversaries of the agreement.

(2)	Represents shares of common stock remaining available for future issuance to purchase 64,514 shares of Transport America’s common stock, par value $.01 per share, pursuant to the 1999 TA Rewards Program which is an incentive program to reward employee drivers and independent contractor drivers who achieve certain performance and safety goals. Under this program, drivers are awarded points on a quarterly basis for achieving their safety and performance goals. Drivers may redeem these points for various rewards, including shares of Transport America’s common stock.

Employment and Separation Agreements
        Michael J. Paxton became Transport America’s President and Chief Executive Officer effective November 12, 2001. Pursuant to his employment offer, Transport America agreed to pay Mr. Paxton an annual base salary of $350,000. Mr. Paxton is eligible for an annual incentive bonus in an amount between 60% and 72% of his base salary upon attainment of certain performance goals. He was also entitled to additional guaranteed cash compensation of $50,000 as a bonus for 2002. No such guaranteed amount is payable for 2003. Mr. Paxton was also reimbursed for his relocation expenses and received an option to purchase 200,000 shares of Transport America’s common stock, 71,499 of which were granted under the Transport America 1995 Stock Plan and 128,501 of which were granted pursuant to a separate, individual equity compensation agreement. Upon termination of his employment, other than for cause, Mr. Paxton is entitled to severance pay equaling 18 months of salary.

        Pursuant to a separate letter agreement in December 2001, Transport America agreed to pay Mr. Klein severance payments equaling 12 months of his base salary and to provide him with benefits for the same period if Transport America terminates Mr. Klein’s employment prior to a change in control for reasons other than cause or Mr. Klein’s voluntary resignation. In addition, he would be entitled to receive up to $10,000 for individual outplacement counseling. As a condition to Transport

America’s obligation to pay the severance, Mr. Klein would sign a release of claims against Transport America at the time of severance and be bound by confidentiality, non-compete and non-solicitation covenants.

        Transport America has signed Change in Control/Severance Agreements with most of its executive officers and certain other key employees. These agreements entitle the executive officer or employee to receive payments and benefits from Transport America if the individual is terminated for certain reasons within 24 months of a change of control in Transport America. These reasons include termination by Transport America without cause or termination by the individual for good reason, such as reduction in base pay or benefits or assignment of duties inconsistent with the individual’s status or position prior to the change of control. Messrs. Paxton, Klein and Johnson would be entitled to receive as severance payment 24, 12 and 12 times their respective monthly compensation. In addition, they would be entitled to receive continuation of their benefits for the duration of their severance payments, up to $10,000 for individual outplacement counseling, and legal fees resulting from a contest of the termination of employment or an enforcement of the Change in Control/Severance Agreement. As a condition to Transport America’s obligation to pay the severance, the executive officer or employee would sign a release of claims against Transport America at the time of severance and be bound by confidentiality, non-compete and non-solicitation covenants.

        Jeffrey P. Vandercook’s employment with Transport America terminated in October 2002. Transport America agreed to pay Mr. Vandercook’s weekly salary for a period of twenty-six (26) weeks following termination for a total of approximately $53,750. Mr. Vandercook agreed to certain confidentiality restrictions and released any claims that he may have against Transport America.

Compensation Committee Report on Executive Compensation
        Decisions on compensation of Transport America’s executives are made by the Compensation Committee of the Board consisting of Messrs. Slattery (Chairman), Roering and Murnane. All decisions by the Compensation Committee relating to the compensation of Transport America’s executive officers are reviewed by the full Board. Pursuant to rules promulgated by the Securities and Exchange Commission designed to enhance disclosure of companies’ policies with regard to executive compensation, set forth below is a report submitted by the Compensation Committee addressing Transport America’s compensation policies for 2002 as they affected Mr. Paxton, Transport America’s President and Chief Executive Officer, and Keith R. Klein and Larry E. Johnson, the two other executive officers whose compensation exceeded $100,000 in 2002, and Jeffrey P. Vandercook and David L. Carter, two additional individuals who would have been among the four most highly compensated executive officers but for the fact that they were not serving as executive officers at the end of the last fiscal year (together, the “Named Executives”).

        The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent that Transport America specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

        Compensation Philosophy.  The Compensation Committee’s executive compensation policies are designed to reflect the following objectives: payment for actual performance; attraction and retention of executives who contribute to the success of Transport America; payments commensurate with the best companies in the truckload industry; and alignment of the interests of management with those of shareholders.

        Base Salary. The Compensation Committee annually reviews each officer’s salary, including those of the Named Executives. In determining the base salary levels, the Compensation Committee considers levels of responsibility, experience, equity, external pay practices and industry trends. With respect to external pay practices, the Compensation Committee reviews the base salaries paid by Transport America to a survey of national, public transportation companies. Transport America attempts to maintain base salary levels which it believes allows Transport America to attract and retain the quality of executive talent needed.

        Annual Bonus.  The Compensation Committee established the 2002 Executive Compensation Plan (the "Plan”), an annual bonus plan for Transport America’s management, including the Named Executives, for 2002. Under this Plan, the Named Executives were eligible to receive an annual bonus based on (i) achievement of minimum and target pretax profit levels and (ii) meeting individual, pre-established objectives set for each of the Named Executives; however, the plan does not pay out any incentive until a minimum pretax profit is attained. Of the total incentive, 60 percent was tied to attainment of target pretax profit levels, and 40 percent was tied to achievement of the individual objectives, with the total possible bonus amounts capped at 50 percent of base salary for Mr. Paxton and Mr. Klein and 40 percent for each of the remaining Named Executives. For fiscal 2002, Transport America did not attain the minimum target pretax profit levels; accordingly no bonuses were paid under the operating ratio portion of the Plan nor were any bonuses paid pursuant to their individual objectives under the Plan.

        Long-Term Incentives. To align the interests of management with those of shareholders, the Compensation Committee has instituted a long-term incentive program which consists of periodic discretionary grants of stock options to key employees, including the Named Executives. To foster a longer-term perspective, stock options typically vest over a four-year period. In 2002, the Named Executives received options to purchase Transport America’s common stock as follows: Mr. Paxton, 26,000 shares; Mr. Klein, 16,470 shares; Mr. Carter 11,824 shares and Mr. Johnson, 5,500 shares. Mr. Vandercook did not receive any stock options during 2002.

        Other Compensation Programs.  Transport America maintains certain broad-based employee benefit plans in which its executive officers, including the Named Executives, have been permitted to participate, including retirement, life and health insurance plans. Transport America’s retirement plan consists of a 401(k) employee saving plan which allows employees to make pre-tax contributions, and in which Transport America may, at its discretion, match a portion of the employee contributions. During 2002, Transport America contributed amounts equal to one-fourth of the employee deferrals, up to 1% of each participant’s compensation. Other non-cash compensation benefits are provided to the Named Executives. None of these benefits are directly or indirectly tied to Transport America’s performance. In 2001, Transport America instituted an Employee Stock Purchase Plan which allows all Transport America employees who meet certain eligibility requirements to purchase Transport America stock at a discount from market. The Named Executives are eligible to participate in the Plan.

        Mr. Paxton’s 2002 Compensation.  Mr. Paxton’s annual base salary for 2002 was $350,000. In addition, he was paid $50,000 in guaranteed additional cash compensation as a bonus for fiscal year 2002, pursuant to his employment arrangement described under “Employment and Separation Agreements." No such guaranteed amount is payable for 2003.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF TRANSPORT AMERICA’s BOARD OF DIRECTORS

William D. Slattery (Chair)     Kenneth J. Roering     William P. Murnane

Performance Graph

        In accordance with the rules of the SEC, the following performance graph compares performance of Transport America’s common stock on the Nasdaq National Market to the S&P 500 Index and to the ABS Truckload Index prepared by Deutsche Banc Alex. Brown Incorporated. The graph compares the cumulative total return from December 31, 1997 to December 31, 2002 on $100 invested on December 31, 1997, assumes reinvestment of all dividends and has been adjusted to reflect stock splits. The performance graph is not necessarily indicative of future investment performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

_________________
*The ABS Truckload Index includes CVTI, HTLD, JBHT, KNGT, LAND, LSTR, SWFT, XPRSA and WERN.

        The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Annual Report on Form 10-K into any filing under the 1933 Act or the 1934 Act, except to the extent that Transport America specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

BENEFICIAL OWNERSHIP OF
COMMON STOCK

        The following table presents information provided to Transport America as to the beneficial ownership of Transport America’s common stock as of April 2, 2003 by (i) the only shareholders known to Transport America to hold 5% or more of such stock, (ii) each of the directors and Named Executives of Transport America and (iii) all directors and officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

Beneficial Owners	Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock
Rutabaga Capital Management(3)	1,028,450	14.3%
64 Broad Street, 3rd Floor
Boston, MA 02109

Wellington Management Company, LLP(3)	823,000	11.4%
75 State Street
Boston, MA 02109

T. Rowe Price Associates, Inc.(5)	591,300	8.2%
100 East Pratt Street
Baltimore, MD 21202

Central Securities Corporation	533,757	7.4%
375 Park Avenue
New York, NY 10152

Yale University(3)	431,750	6.0%
Investments Office
230 Prospect Street
New Haven, CT 06511-2107

Wasatch Advisors, Inc.(3)	390,105	5.4%
150 Social Hall Avenue
Salt Lake City, UT 84111

Samuel H. Ellis
Samuel H. Ellis IRA
Huntington Partners LP(4)	384,300	5.3%
11 S. LaSalle Street, Suite 2900
Chicago, IL 60603

Anton J. Christianson(1)(2)	46,292	*

Michael J. Paxton(1)	74,200	1.0%

Kenneth J. Roering(1)	103,900	1.4%

William D. Slattery(1)	40,000	*

William P. Murnane	4,000	*

Keith R. Klein(1)	50,417	*

Larry E. Johnson(1)	45,437	*

Jeffrey P. Vandercook	1,895	*

David L. Carter	0	*

All officers and directors as a group
(Ten persons)(1)(2)(6)	283,821	3.9%

_________________ * Less than 1% 11
(1)	Includes the following shares which may be purchased within 60 days from the date hereof pursuant to the exercise of outstanding options: Mr. Paxton, 66,000 shares; Dr. Roering, 20,000 shares; Mr. Slattery, 40,000 shares; Mr. Christianson, 12,000 shares; Mr. Murnane, 4,000 shares; Mr. Klein, 44,761 shares; and Mr. Johnson, 18,617 shares; and all officers and directors as a group, 207,253 shares.

(2)	Includes 33,856 shares indicated as being owned by Mr. Christianson are owned by Adam Smith Growth Partners, of which Mr. Christianson is the Chairman and exercises voting and investment discretion over the shares.

(3)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

(4)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission. Samuel H. Ellis, Samuel H. Ellis IRA and Huntington Partners LP have advised Transport America through their Schedule 13G filed with the Securities and Exchange Commission that 50,000 shares are owned by Samuel H. Ellis, 50,000 shares are owned by Samuel H. Ellis IRA and 284,300 shares are owned by Huntington Partners LP. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Samuel H. Ellis, Samuel H. Ellis IRA and Huntington Partners are deemed to be beneficial owners of such securities.

(5)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission. T. Rowe Price Associates, Inc. (“Price Associates”) has advised Transport America that these securities are owned by various individual and institutional investors (including T. Rowe Price Small-Cap Value Fund, Inc. which owns 530,000 shares, representing 7.4% of the shares outstanding) to which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	Does not include shares owned by Mr. Vandercook or Mr. Carter whose employment with Transport America was terminated in October 2002 and November 2002, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance
        Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to Transport America pursuant to Section 16 of the 1934 Act, Transport America believes all of such forms were filed on a timely basis by reporting persons during the fiscal year ended December 31, 2002.

AUDITORS

        KPMG LLP, independent certified public accountants, were the auditors for Transport America for fiscal 2002. The Audit Committee will consider the selection of auditors for fiscal 2003 after the Annual Meeting of Shareholders and currently expects to recommend KPMG LLP. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees
        Transport America paid KPMG LLP an aggregate of $113,500 for the annual audit for fiscal year 2002 and for the review of Transport America’s financial statements included in Transport America’s quarterly reports on Form 10-Q for the fiscal year 2002.

Financial Information Systems Design and Implementation Fees
        KPMG LLP did not render any professional services to Transport America in fiscal year 2002 with respect to financial information systems design and implementation.

All Other Fees
        Transport America paid KPMG LLP an aggregate of $26,764 for services provided in connection with tax and accounting related services.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors of Transport America is composed of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which was included with the 2001 Proxy Statement. Management is responsible for Transport America’s internal control and the financial reporting process. The independent auditors are responsible for performing an independent audit of Transport America’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

         In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that Transport America’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Transport America’s independent auditors also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee reviewed the fees indicated above and discussed with the independent auditors that firm’s independence.

        Based upon the Committee’s discussion with management and the independent auditors and the Committee’s review of the representation of management and the report of the independent auditors, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Transport America’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
OF TRANSPORT AMERICA’s BOARD OF DIRECTORS

Anton J. Christianson (Chair)     William D. Slattery     Kenneth J. Roering

SHAREHOLDER PROPOSALS

        The proxy rules of the SEC permit shareholders, after timely notice to a company, to present proposals for shareholder action in a company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by corporate action in accordance with the proxy rules. Transport America’s Annual Meeting of Shareholders for the fiscal year ending December 31, 2003 is expected to be held on or about May 20, 2004 and proxy materials in connection with that meeting are expected to be mailed on or about April 15, 2004. Shareholder proposals prepared in accordance with the proxy rules must be received by Transport America on or before December 17, 2003. In addition, if Transport America receives notice of a separate shareholder proposal after March 1, 2004, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named as proxies solicited by the Board of Directors of Transport America for its 2004 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

METHOD OF PROXY SOLICITATION

        The entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by Transport America. In addition to use of the mail, proxies may be solicited by officers, directors, and other regular employees of Transport America by telephone, telegraph, or personal solicitation, and no additional compensation will be paid to such individuals. Transport America will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.

OTHER MATTERS

        The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of Transport America.

        The Annual Report of Transport America for the past fiscal year is enclosed herewith and contains Transport America’s Consolidated Financial Statements for the fiscal year ended December 31, 2002. A copy of Form 10-K, the Annual Report filed by Transport America with the SEC, together with any specifically requested exhibits, will be furnished without charge to any shareholder who requests it in writing from Transport America, at the address noted on the first page of this Proxy Statement.

By Order of the Board of Directors,

John R. Houston Secretary

14

PROXY                                                                      PROXY

                     TRANSPORT CORPORATION OF AMERICA, INC.
                            1715 Yankee Doodle Road
                             Eagan, Minnesota 55121

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I hereby revoke all prior proxies and appoint William D. Slattery and
Kenneth J. Roering, or either of them, as proxies, with full power of substitution and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of Transport Corporation of
America, Inc. held of record by me on April 2, 2003, at the Annual Meeting of
Shareholders to be held on May 22, 2003, or any adjournment or adjournments thereof.

             PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD
                       IN THE ENCLOSED ENVELOPE PROMPTLY.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------

                        TRANSPORT CORP. OF AMERICA, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                                                          For   Withhold   For All  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
1. ELECTION OF DIRECTORS --                               All      All     Except   IN THE MANNER DIRECTED BY YOU. IF NO DIRECTION
   Nominees: Anton J. Christianson; Kenneth J. Roering;                             IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL
   Michael J. Paxton; William D. Slattery and William P.  [ ]      [ ]       [ ]    1 AND, IN THE DISCRETION OF THE PROXIES, ON ANY
   Murnane                                                                          OTHER MATTERS WHICH MAY PROPERLY COME BEFORE
                                                                                    THE ANNUAL MEETING OR ANY ADJOURNMENTS OR
                                                                                    POSTPONEMENTS THEREOF.

                                                                                    PLEASE SIGN EXACTLY AS NAME APPEARS TO THE LEFT.

   _____________________________________________________                            When shares are held by joint tenants, both
   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY                              should sign. When signing as executor, trustee,
   INDIVIDUAL NOMINEE, WRITE THE NOMINEE(S) NAME ABOVE.)                            guardian or in another representative capacity,
                                                                                    please give your full title in that capacity. If
Address Change? Mark Box                                  [ ]                       a corporation, please sign in full corporate
                                                                                    name by the president or other authorized
Indicate changes below:                                                             officer. If a limited liability company,
                                                                                    please sign in name of the company by an
                                                                                    authorized the person. If a partnership, please
                                                                                    sign in partnership name by an authorized
                                                                                    person.

                                                                                           Date: _____________________________, 2003

                                                                                    ________________________________________________
                                                                                    Signature of Shareholder
                                                                                    ________________________________________________
                                                                                    Signature, if held jointly

                                                                                    If signing as attorney, executor, administrator,
                                                                                    trustee or guardian or on behalf of an entity
                                                                                    (corporation, partnership, etc.), please
                                                                                    indicate office or capacity.

                                                                                    Title: _________________________________________

------------------------------------------------------------------------------------------------------------------------------------
                            / FOLD AND DETACH HERE \

                            YOUR VOTE IS IMPORTANT!

             PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD
                       IN THE ENCLOSED ENVELOPE PROMPTLY.